EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT’S

We hereby consent to the incorporation by reference in the Registration Statements filed on Form S-8 and Form S-3 of our reports dated September 13, 2011, relating to the consolidated financial statements and internal control over financial reporting of Evolution Petroleum Corporation and subsidiaries appearing in this Form 10-K for the period ended June 30, 2011.

/s/ Hein & Associates LLP

Hein & Associates LLP

Houston, Texas

September 13, 2011